                                                                     EXHIBIT 2.1




                                   AMENDMENT No. 1 (this "Amendment") dated as
                          of August 8, 1996, to the AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (the "Agreement") dated as of September 22, 1995, among TIME WARNER INC., a Delaware corporation ("Parent"), TW INC., a Delaware corporation ("Holdco") and a direct wholly owned subsidiary of Parent, TIME WARNER ACQUISITION CORP., a Delaware corporation ("Delaware Sub") and a direct wholly owned subsidiary of Holdco, TW ACQUISITION CORP., a Georgia corporation ("Georgia Sub") and a direct wholly owned subsidiary of Holdco, and TURNER BROADCASTING SYSTEM, INC., a Georgia corporation (the "Company").


                 WHEREAS Parent, Holdco, Delaware Sub, Georgia Sub and the Company have agreed to amend the Agreement; and

                 WHEREAS the respective Boards of Directors of Parent, Holdco, Delaware Sub, Georgia Sub and the Company have approved and adopted this Amendment.


                 NOW, THEREFORE, the parties agree as follows:


                 SECTION 1. Amendment of Agreement.
(a) Section 2.01 of the Agreement is hereby amended and restated in its entirety to read as follows:

                 "SECTION 2.01. Effect on Parent Capital Stock.
As of the Effective Time of the Mergers, by virtue of the TW Merger and without any action on the part of the holder of any shares of Parent Capital Stock (as defined in Section 2.01(a)) or any shares of capital stock of Delaware Sub:

                 (a) Capital Stock of Delaware Sub. Each issued and outstanding share of Common Stock, par value $1.00 per share, of Delaware Sub shall be converted into (i) one one-millionth (1/1,000,000th) of a fully paid and nonassessable share of Common Stock, par value $1.00 per share, of the TW Surviving Corporation for each share of Common Stock, par value $1.00 per share, of Parent ("Parent Common Stock") issued and outstanding immediately prior to the Effective Time of the Mergers, (ii) one one-millionth

(1/1,000,000th) of a fully paid and nonassessable share of Series C Convertible Preferred Stock, par value $1.00 per share, of the TW Surviving Corporation for each share of Series C Convertible Preferred Stock, par value $1.00 per share, of Parent ("Parent Series C Preferred Stock"), if any, issued and outstanding immediately prior to the Effective Time of the Mergers, (iii) one one-millionth (1/1,000,000th) of a fully paid and nonassessable share of Series D Convertible Preferred Stock, par value $1.00 per share, of the TW Surviving Corporation for each share of Series D Convertible Preferred Stock, par value $1.00 per share, of Parent ("Parent Series D Preferred Stock"), if any, issued and outstanding immediately prior to the Effective Time of the Mergers, (iv) one one-millionth (1/1,000,000th) of a fully paid and nonassessable share of Series E Convertible Preferred Stock, par value $1.00 per share, of the TW Surviving Corporation for each share of Series E Convertible Preferred Stock, par value $1.00 per share, of Parent ("Parent Series E Preferred Stock"), if any, issued and outstanding immediately prior to the Effective Time of the Mergers, (v) one one-millionth (1/1,000,000th) of a fully paid and nonassessable share of Series F Convertible Preferred Stock, par value $1.00 per share, of the TW Surviving Corporation for each share of Series F Convertible Preferred Stock, par value $1.00 per share, of Parent ("Parent Series F Preferred Stock"), if any, issued and outstanding immediately prior to the Effective Time of the Mergers, (vi) one one-millionth (1/1,000,000th) of a fully paid and nonassessable share of Series G Convertible Preferred Stock, par value $1.00 per share, of the TW Surviving Corporation for each share of Series G Convertible Preferred Stock, par value $1.00 per share, of Parent ("Parent Series G Preferred Stock"), if any, issued and outstanding immediately prior to the Effective Time of the Mergers, (vii) one one-millionth (1/1,000,000th) of a fully paid and nonassessable share of Series H Convertible Preferred Stock, par value $1.00 per share, of the TW Surviving Corporation for each share of Series H Convertible Preferred Stock, par value $1.00 per share, of Parent ("Parent Series H Preferred Stock"), if any, issued and outstanding immediately prior to the Effective Time of the Mergers, (viii) one one-millionth (1/1,000,000th) of a fully paid and nonassessable share of Series I Convertible Preferred Stock, par value $1.00 per share, of the TW Surviving Corporation for each share of Series I Convertible Preferred Stock, par value $1.00 per share, of Parent ("Parent Series I Preferred Stock"), if any, issued and outstanding immediately prior to the

Effective Time of the Mergers, (ix) one one-millionth (1/1,000,000th) of a fully paid and nonassessable share of Series J Convertible Preferred Stock, par value $1.00 per share, of the TW Surviving Corporation for each share of Series J Convertible Preferred Stock, par value $1.00 per share, of Parent ("Parent Series J Preferred Stock"), if any, issued and outstanding immediately prior to the Effective Time of the Mergers, (x) one one-millionth (1/1,000,000th) of a fully paid and nonassessable share of 10 1/4% Series K Exchangeable Preferred Stock, par value $1.00 per share, of the TW Surviving Corporation for each share of 10 1/4% Series K Exchangeable Preferred Stock, par value $1.00 per share, of Parent ("Parent Series K Preferred Stock"), if any, issued and outstanding immediately prior to the Effective Time of the Mergers, (xi) one one-millionth (1/1,000,000th) of a fully paid and nonassessable share of 10 1/4% Series L Exchangeable Preferred Stock, par value $1.00 per share, of the TW Surviving Corporation for each share of 10 1/4% Series L Exchangeable Preferred Stock, par value $1.00 per share, of Parent ("Parent Series L Preferred Stock"), if any, issued and outstanding immediately prior to the Effective Time of the Mergers and (xii) one one-millionth (1/1,000,000th) of a fully paid and nonassessable share of 10 1/4% Series M Exchangeable Preferred Stock, par value $1.00 per share, of the TW Surviving Corporation for each share of 10 1/4% Series M Exchangeable Preferred Stock, par value $1.00 per share, of Parent ("Parent Series M Preferred Stock" and, together with the Parent Common Stock, the Parent Series C Preferred Stock, the Parent Series D Preferred Stock, the Parent Series E Preferred Stock, the Parent Series F Preferred Stock, the Parent Series G Preferred Stock, the Parent Series H Preferred Stock, the Parent Series I Preferred Stock, the Parent Series J Preferred Stock, the Parent Series K Preferred Stock and the Parent Series L Preferred Stock, the "Parent Capital Stock"), if any, issued and outstanding immediately prior to the Effective Time of the Mergers. For the purposes of this Section 2.01(a), shares of Parent Capital Stock, other than Parent Series C Preferred Stock, held by Parent Subsidiaries (as defined in Section 3.02(a)) shall be deemed to be not outstanding.

                 (b) Cancellation of Treasury Stock. Each share of Parent Capital Stock that is owned by Parent shall automatically be canceled and retired and shall cease to exist, and no shares of Common Stock, par value $.01 per share, of Holdco (the "Holdco Common Stock") or other consideration shall be delivered in exchange therefor.

                 (c) Conversion of Parent Capital Stock. Subject to Sections 2.01(d) and 2.03(e), each issued share of Parent Capital Stock (other than shares to be canceled in accordance with Section 2.01(b) and other than shares subject to Section 2.01(f)) shall be converted into fully paid and nonassessable shares of the capital stock of Holdco ("Holdco Capital Stock") in accordance with the following table (it being acknowledged that as of August 8, 1996 (the date of the last amendment of this Section 2.01), (x) no shares of Parent Series J Preferred Stock, Parent Series L Preferred Stock and Parent Series M Preferred Stock are outstanding and (y) it is anticipated that no shares of Parent Series C Preferred Stock, Parent Series L Preferred Stock and either Parent Series K Preferred Stock or Parent Series M Preferred Stock will be outstanding immediately prior to the Effective Time of the Mergers):

    Each Share of the                              Number and Class or Series
Specified Class or Series                          of Shares of Holdco Capital
 of Parent Capital Stock                           Stock Into Which Converted
 -----------------------                           ---------------------------
  Parent Common Stock                              One Share of Holdco Common
                                                   Stock

  Parent Series C Preferred                        2.08264 shares of Holdco
  Stock                                            Common Stock

  Parent Series D Preferred                        One share of Series D
  Stock                                            Convertible Preferred Stock,
                                                   par value $.10 per share, of
                                                   Holdco ("Holdco Series D
                                                   Preferred Stock")

  Parent Series E Preferred                        One share of Series E
  Stock                                            Convertible Preferred Stock,
                                                   par value $.10 per share, of
                                                   Holdco ("Holdco Series E
                                                   Preferred Stock")


  Parent Series F Preferred                        One share of Series F
  Stock                                            Convertible Preferred Stock,
                                                   par value $.10 per share, of
                                                   Holdco ("Holdco Series F
                                                   Preferred Stock")


  Parent Series G Preferred                        One share of Series G
  Stock                                            Convertible Preferred Stock,
                                                   par value $.10 per share, of
                                                   Holdco ("Holdco Series G
                                                   Preferred Stock")



  Parent Series H Preferred Stock                  One share of Series H
                                                   Convertible Preferred Stock,
                                                   par value $.10 per share, of
                                                   Holdco ("Holdco Series H
                                                   Preferred Stock")

  Parent Series I Preferred Stock                  One share of Series I
                                                   Convertible Preferred Stock,
                                                   par value $.10 per share, of
                                                   Holdco ("Holdco Series I
                                                   Preferred Stock")

  Parent Series J Preferred Stock                  One share of Series J
                                                   Convertible Preferred Stock,
                                                   par value $.10 per share, of
                                                   Holdco ("Holdco Series J
                                                   Preferred Stock")

  Parent Series K Preferred Stock                  One share of 10 1/4% Series M
                                                   Exchangeable Preferred Stock,
                                                   par value $.10 per share, of
                                                   Holdco ("Holdco Series M
                                                   Preferred Stock")

  Parent Series L Preferred Stock                  One share of 10 1/4% Series L
                                                   Exchangeable Preferred Stock,
                                                   par value $.10 per share, of
                                                   Holdco ("Holdco Series L
                                                   Preferred Stock")

  Parent Series M Preferred Stock                  One share of Holdco Series M
                                                   Preferred Stock


      As of the Effective Time of the Mergers, all such shares of Parent Capital Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist. Subject to Sections 2.01(d) and 2.03(e), as of the Effective Time of the Mergers (i) each certificate theretofore representing shares of Parent Capital Stock (other than each certificate theretofore representing Parent Series C Preferred Stock or Parent Series K Preferred Stock (the "Changed Parent Stock")), without any action on the part of Holdco, Parent or the holder thereof, shall be deemed to represent an equivalent number of shares of the class or series of Holdco Capital Stock set forth above next to the class or series of Parent Capital Stock formerly represented by such certificate and shall cease to represent any rights in any shares of Parent Capital Stock, and (ii) each holder of a certificate representing any shares of Changed Parent Stock shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of any such certificates, certificates representing the number of shares of the class or series of Holdco Capital Stock, and any cash in lieu of fractional shares of such class or series of Holdco Capital Stock, set forth above next to the series of Changed Parent Stock formerly represented by such certificate to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.03, without interest.

                 (d) Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, shares ("Appraisal Shares") of Parent Capital Stock (other than Parent Common Stock) that are outstanding immediately prior to the Effective Time of the Mergers and that are held by any stockholder of Parent who is entitled to demand and properly demands appraisal of such Appraisal Shares pursuant to, and who complies in all respects with, the provisions of
Section 262 of the DGCL ("Section 262") shall not be converted into Holdco Capital Stock as provided in Section 2.01(c), but rather the holders of Appraisal Shares shall be entitled to payment of the fair value of such Appraisal Shares in accordance with the provisions of Section 262; provided, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262, then the right of such holder of Appraisal Shares to be paid the fair value of such holder's Appraisal Shares shall cease and such Appraisal Shares shall be treated as if they had been converted as of the Effective Time of the Mergers into shares of Holdco Capital Stock as provided in Section 2.01(c).

                 (e) Exchange Ratio for Parent Options and Parent Warrants. (i) As of the Effective Time of the Mergers, each outstanding Parent Option (as defined in Section 3.02(c)) and each outstanding warrant (a "Parent Warrant") to purchase Parent Common Stock, originally issued in connection with the first issuance of Parent Series B Preferred Stock, shall be assumed by Holdco and converted into an option or warrant, as the case may be, to purchase shares of Holdco Common Stock, as provided below. Following the Effective Time of the Mergers, each Parent Option shall continue to have, and shall be subject to, the same terms and conditions set forth in the applicable Parent Stock Plan

(as defined in Section 3.02(c)) pursuant to which such Parent Option was granted, and each Parent Warrant shall continue to have, and shall be subject to, the same terms and conditions, in each case as in effect immediately prior to the Effective Time of the Mergers, except that each such Parent Option or Parent Warrant shall be exercisable for the same number of shares of Holdco Common Stock as the number of shares of Parent Common Stock for which such Parent Option or Parent Warrant was exercisable immediately prior to the Effective Time of the Mergers.

                 (ii) As of the Effective Time of the Mergers, Holdco shall enter into an assumption agreement with respect to each Parent Option and each Parent Warrant, which, in the case of any Parent Option, shall provide for Holdco's assumption of the obligations of Parent under the applicable Parent Stock Plan. Prior to the Effective Time of the Mergers, Parent shall make such amendments, if any, to the Parent Stock Plans as shall be necessary to permit such assumption in accordance with this Section 2.01(e).

                 (iii) It is the intention of the parties that, to the extent that any Parent Option constitutes an "incentive stock option" (within the meaning of Section 422 of the Code) immediately prior to the Effective Time of the Mergers, such Parent Option shall continue to qualify as an incentive stock option to the maximum extent permitted by Section 422 of the Code, and that the assumption of the Parent Option provided by this Section 2.01(e) shall satisfy the conditions of Section 424(a) of the Code.

                 (f) Treatment of Parent Capital Stock Held by Parent Subsidiaries. Notwithstanding anything in this Agreement to the contrary, each share of Parent Capital Stock (other than any Parent Series C Preferred Stock) held by any Parent Subsidiary shall be converted into (i) in the case of each share of Parent Common Stock, one one-thousandth (1/1,000th) of a fully paid and nonassessable share of Common Stock of the TW Surviving Corporation, (ii) in the case of each share of Parent Series D Preferred Stock, one one-thousandth (1/1,000th) of a fully paid and nonassessable share of Series D Convertible Preferred Stock of the TW Surviving Corporation, (iii) in the case of each share of Parent Series E Preferred Stock, one one-thousandth (1/1,000th) of a fully paid and nonassessable share of Series E Convertible Preferred Stock of the TW Surviving Corporation, (iv) in the case of each share of Parent Series F Preferred Stock, one one-thousandth (1/1,000th) of a fully paid and nonassessable share of Series F Convertible Preferred Stock of the TW Surviving Corporation, (v) in the case of each share of Parent Series G Preferred Stock, one one-thousandth (1/1,000th) of a fully paid and nonassessable share of Series G Convertible Preferred Stock of the TW Surviving Corporation, (vi) in the case of each share of Parent Series H Preferred Stock, one one-thousandth (1/1,000th) of a fully paid and nonassessable share of Series H Convertible Preferred Stock of the TW Surviving Corporation, (vii) in the case of each share of Parent Series I Preferred Stock, one one-thousandth (1/1,000th) of a fully paid and nonassessable share of Series I Convertible Preferred Stock of the TW Surviving Corporation, (viii) in the case of each share of Parent Series J Preferred Stock, one one-thousandth (1/1000th) of a fully paid and nonassessable share of Series J Convertible Preferred Stock of the TW Surviving Corporation, (ix) in the case of each share of Parent Series K Preferred Stock, one one-thousandth (1/1,000th) of a fully paid and nonassessable share of 10 1/4% Series K Exchangeable Preferred Stock of the
TW Surviving Corporation, (x) in the case of each share of Parent Series L Preferred Stock, one one-thousandth (1/1,000th) of a fully paid and nonassessable share of 10 1/4% Series L Exchangeable Preferred Stock of the TW Surviving Corporation and (xi) in the case of each share of Parent Series M Preferred Stock, one one-thousandth (1/1,000th) of a fully paid and nonassessable share of 10 1/4% Series M Exchangeable Preferred Stock of the TW Surviving Corporation."

                 (b) Section 2.03(e)(iv) of the Agreement is hereby deleted.

                 (c) The definition of "Material Transaction" in the fifth sentence of Section 5.16 of the Agreement is hereby amended and restated in its entirety as follows:

"For purposes of this Agreement, "Material Transaction" means (i) the issuance by Parent of more than 90,000,000 "common stock equivalents" (one common stock equivalent being equal to one share of Parent Common Stock, including any share of Parent Common Stock issuable by Parent upon conversion, exercise or exchange of any other capital stock, warrant or other security or right of Parent, any Parent Subsidiary or any other controlled affiliate of Parent) in any single transaction or in any series of individual transactions (excluding any transaction involving an exchange by Parent on a one-for-one basis of newly issued shares of Parent Series J Preferred Stock for outstanding shares of Parent Series C Preferred Stock) each of which involves the issuance of more than 20,000,000 common stock equivalents, whether or not such individual transactions are related to each other, or (ii) the sale or other disposition in any transaction or series of transactions, whether or not related to each other, by Parent or any Parent Subsidiary of any business or assets with an aggregate fair market value in excess of $3,500,000,000, excluding from such amount (i) sales of inventory in the ordinary course of business consistent with prior practice and (y) the sale or disposition, in a single transaction or series of related transactions, of assets with an aggregate fair market value of $500,000,000 or less."

                 (c) Section 6.01(c) of the Agreement is hereby amended and restated in its entirety to read as follows:

         "(c) Antitrust. The waiting periods (and any extensions thereof) applicable to the transactions contemplated by this Agreement under the HSR Act shall have been terminated or shall have expired. The Federal Trade Commission (the "FTC") shall have initially accepted the FTC Agreement Containing Consent Order relating to the Mergers and ancillary matters. Any consents, approvals and filings under any foreign antitrust law the absence of which would prohibit the consummation of the Mergers shall have been obtained or made."

                 (d)      Section 6.01(h) of the Agreement is hereby deleted.

                 (e) Section 7.01(b)(iii) of the Agreement is hereby amended and restated in its entirety, as follows:

                    "(iii) if the Mergers shall not have been consummated on or before December 31, 1996, unless the failure to consummate the Mergers is the result of a wilful and material breach of this Agreement by the party seeking to terminate this Agreement;".


                 SECTION 2. Miscellaneous. (a) Except as expressly set forth in
Section 1, all the provisions of the Agreement are hereby ratified and confirmed by all the parties and shall remain in full force and effect. All references in the Agreement to "this Agreement" shall be read as references to the Agreement, as amended by this Amendment.

                 (b) Each party consents to the execution and delivery by Parent and the Company of the Agreement Containing Consent Order referred to in Section 6.01(c) of the Agreement, as amended by this Amendment.

                 (c) This Amendment may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties.

                 (d) This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.



                 IN WITNESS WHEREOF, Parent, Holdco, Delaware Sub, Georgia Sub and the Company have caused this Amendment to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                                  TIME WARNER INC.,

                                    by /s/ Peter R. Haje
                                       ------------------------------------
                                       Name:   Peter R. Haje
                                       Title:  Executive Vice President


                                  TW INC.,

                                    by /s/ Thomas W. McEnerney
                                       -----------------------------------
                                       Name:   Thomas W. McEnerney
                                       Title:  Vice President



                                   TIME WARNER ACQUISITION CORP.,

                                     by /s/ Thomas W. McEnerney
                                        -----------------------------------
                                        Name:   Thomas W. McEnerney
                                        Title:  Vice President

                                  TW ACQUISITION CORP.,

                                    by /s/ Thomas W. McEnerney
                                       -----------------------------------
                                       Name:  Thomas W. McEnerney
                                       Title: Vice President



                                  TURNER BROADCASTING SYSTEM, INC.,

                                    by /s/ Steven W. Korn
                                       -----------------------------------
                                       Name:  Steven W. Korn
                                       Title: Vice President